UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 18, 2008

AGILENT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5301 Stevens Creek Boulevard, Santa Clara, CA	95051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (408) 553-2424

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On March 18, 2008, Agilent Technologies World Trade, Inc. (“World Trade”), a wholly-owned subsidiary of Agilent Technologies, Inc. (the “Company”), received a notice (the “Notice”) from Merrill Lynch Capital Services, Inc. (“Merrill”) advising World Trade that it has accelerated to July 16, 2008 the obligation of World Trade to repurchase 15,000 Class A Preferred Shares (the “Purchased Securities”) of Agilent Technologies (Cayco) Limited, a wholly-owned subsidiary of the Company, at a repurchase price of $1.5 billion.

The Company is required to satisfy the repurchase obligation on or before July 16, 2008.  As of the end of its last quarter, the Company had approximately $1.4 billion of unrestricted cash and $1.6 billion of restricted cash that could be used to repurchase or redeem the Purchased Securities.  In addition, the Company may pursue other financing transactions to satisfy the repurchase obligation.  The Company will recognize a total of approximately $14 million of non-cash unamortized issuance costs over the present and next quarter as a result of the Notice.  The Company does not expect that the receipt of the Notice will have an effect on the Company’s share repurchase program.

The repurchase obligation that is being accelerated relates to the Master Repurchase Agreement and related Confirmation dated November 16, 2007 between World Trade and a counterparty, which amended the original agreement dated January 27, 2006.  World Trade sold the Purchased Securities to the counterparty for a total price of $1.5 billion, the amount of the aggregate liquidation preference. World Trade is obligated to repurchase the Purchased Securities from the counterparty on January 27, 2011 for 100% of their aggregate liquidation preference, subject to Merrill’s right to accelerate that repurchase by written notice to the Company to a repurchase date to occur no earlier than 120 days from the date of any notice.

If the repurchase obligation is not satisfied on or before June 16, 2008, an “event of default” will occur under the Company’s Five-Year Credit Agreement, dated May 11, 2007, as amended (the “Credit Agreement”), by and among the Company, the lenders who are a party to the agreement, and JPMorgan Chase Bank, N.A., as administration agent. The Company does not currently have any debt outstanding under the Credit Agreement.

Forward-Looking Statements

This current report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and is subject to the safe harbors created therein.  The forward-looking statements include, but are not limited to, statements regarding the Company’s options for satisfying the accelerated repurchase obligation, the expected recognition of unamortized issuance costs as a result of the Notice, and expectations regarding the Company’s share repurchase program.  These forward-looking statements are based upon the current beliefs and expectations of the Company’s management and are subject to risks and uncertainties.  Actual results could differ materially from those set forth in the forward-looking statements.  The following factors, among others, could cause actual results to differ from those described above:  adverse developments in the business and operations of the Company and our customers; the extent and duration of economic and market disruptions; the availability and cost of alternative financing transactions; the effect of recent volatility in financial markets; the risk of additional costs in the event that cash currently outside of the United States is repatriated to satisfy, in whole or in part, the repurchase obligation; and the risks detailed in the Company’s other filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2008.  The Company undertakes no responsibility to publicly update or review any forward-looking statement.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

	By:	/s/ MARIE OH HUBER
	Name:	Marie Oh Huber
	Title:	Vice President, Deputy General Counsel and
Assistant Secretary

Date: March 24, 2008